UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2010

OMNOVA Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road, Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 330-869-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2010, OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) entered into a letter agreement (the “Put Agreement”) with AXA Investment Managers Private Equity Europe (“AXA”), on behalf of two of its funds (the “AXA Funds”) and as agent of the Sellers (as defined below). Pursuant to the terms of the Put Agreement, after completion of the consultation process with Eliokem’s French works council, and subject to certain conditions, AXA will have the right to require OMNOVA to enter into a Sale and Purchase Agreement (the “Purchase Agreement”) with the AXA Funds and the other holders of Eliokem’s equity securities (collectively with the AXA Funds, the “Sellers”) providing for the purchase by OMNOVA of all of the outstanding ordinary shares of, and other securities exercisable for, convertible into and redeemable for ordinary shares of, Eliokem International SAS (“Eliokem”).

Eliokem is a worldwide manufacturer of specialty chemicals used in a diverse range of niche applications and is headquartered in Villejust, France.

Pursuant to the terms of the Purchase Agreement, OMNOVA will agree to acquire all of the outstanding ordinary shares of Eliokem (“Shares”), as well as all warrants to purchase Shares, debt securities convertible into Shares and debt securities redeemable for Shares, from the Sellers for an aggregate purchase price of €227.5 million (approximately $300 million based on the exchange rate as of September 21, 2010) in cash, less amounts for Eliokem’s net debt and debt-like items, and subject to working capital and capital expenditure adjustments (the “Acquisition”). Certain Acquisition payments are euro-denominated and are subject to change based on fluctuations in the euro-U.S. dollar exchange rate.

In addition to the consultation process with the French works council, the closing of the Acquisition will be subject to completion of the Purchase Agreement and other definitive agreements, as well as the satisfaction or waiver of customary and other conditions, including the receipt of any required antitrust approval and the Company obtaining long-term debt financing in an amount sufficient to fund the purchase price of the Acquisition and repayment of all existing OMNOVA and Eliokem debt. If the Purchase Agreement has been executed and either (a) the financing condition has not been satisfied (or waived by the Sellers) by December 31, 2010 and all other closing conditions have been satisfied or waived, or (b) the Company elects to terminate the Purchase Agreement at its discretion, the Company shall be required to pay the Sellers a break-up fee in the amount of €7.0 million (approximately $9 million based on the exchange rate as of September 21, 2010). There can be no assurance that the Company will be able to successfully complete the Acquisition.

The foregoing discussion of the terms of the Put Agreement and the Purchase Agreement, the form of which is an exhibit to the Put Agreement, is qualified in its entirety by reference to the full text of the Put Agreement and the form of the Purchase Agreement, which are attached hereto as Exhibit 2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2	Letter Agreement, dated September 21, 2010, between OMNOVA Solutions Inc. and AXA Investment Managers Private Equity Europe (including the form of Sale and Purchase Agreement, to be entered into by and among OMNOVA Solutions Inc. and the seller parties thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Vice President, Human Resources Administration; Assistant General Counsel & Secretary

Date: September 23, 2010

EXHIBIT INDEX

Exhibit Number	Description

2	Letter Agreement, dated September 21, 2010, between OMNOVA Solutions Inc. and AXA Investment Managers Private Equity Europe (including the form of Sale and Purchase Agreement, to be entered into by and among OMNOVA Solutions Inc. and the seller parties thereto)